UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2017

Surgical Care Affiliates, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36154	20-8740447
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

510 Lake Cook Road, Suite 400

Deerfield, IL 60015

(Address of principal executive offices, including zip code)

(847) 236-0921

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

Expiration of Waiting Period under HSR Act

The waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), expired at 11:59 p.m. EST on February 13, 2017 in connection with the proposed acquisition of Surgical Care Affiliates, Inc. (the “Company”) by UnitedHealth Group Incorporated (“UnitedHealth Group”).

As previously announced on January 9, 2017, UnitedHealth Group, Spartan Merger Sub 1, Inc., an indirect wholly owned subsidiary of UnitedHealth Group (the “Offeror”), Spartan Merger Sub 2, LLC, a direct wholly owned subsidiary of UnitedHealth Group (“Merger Sub 2”), and the Company have entered into an agreement and plan of reorganization (the “Merger Agreement”) pursuant to which the Offeror will offer to exchange, upon the terms and subject to the conditions set forth in the Merger Agreement (such offer, the “Offer”), for each issued and outstanding share of common stock, par value $0.01 per share, of the Company (the “Shares”):

•	$11.40 in cash, without interest and less any applicable withholding taxes (the “default cash consideration”); and

•	a number of shares of UnitedHealth Group common stock, par value $0.01 per share, equal to the amount obtained by dividing $45.60 by the volume weighted average of the closing sale prices per share of UnitedHealth Group common stock on the New York Stock Exchange (the “NYSE”), as reported in the New York City edition of The Wall Street Journal on each of the five full consecutive trading days ending on and including the third business day prior to the final expiration date of the offer, together with cash in lieu of any fractional shares of UnitedHealth Group common stock, without interest and less any applicable withholding taxes (the “default stock consideration”).

In lieu of delivering the default cash consideration and default stock consideration, UnitedHealth Group may, by providing written notice to the Company no later than 5:00 p.m., New York City time, on the tenth business day prior to the final expiration date of the offer, deliver (i) an amount in cash greater than the default cash consideration and not to exceed $27.93 per Share, without interest and less any applicable withholding taxes (such cash consideration, including as it may be increased at UnitedHealth Group’s election, the “applicable cash consideration”), and (ii) a number of shares of UnitedHealth Group common stock equal to (a) $57.00 minus the applicable cash consideration, divided by (b) the volume weighted average of the closing sale prices per share of UnitedHealth Group common stock on the NYSE, as reported in the New York City edition of The Wall Street Journal on each of the five full consecutive trading days ending on and including the third business day prior to the final expiration date of the offer, together with cash in lieu of any fractional shares of UnitedHealth Group common stock, without interest and less any applicable withholding taxes.

Subject to the satisfaction or waiver of certain conditions, following the completion of the Offer, the Offeror will be merged with and into the Company, with the Company continuing as the surviving corporation as a wholly owned subsidiary of UnitedHealth Group. Immediately after, the Company will merge with and into Spartan Merger Sub 2, LLC, a direct wholly owned subsidiary of UnitedHealth Group (“Merger Sub 2”), with Merger Sub 2 surviving such merger.

The expiration of the HSR Act waiting period satisfies one of the conditions required to consummate the Offer. The closing of the Offer will remain subject to other customary conditions, including the tender of a majority of the outstanding Shares.

Cautionary Statement Regarding Forward Looking Statements

This communication may contain statements that constitute “forward-looking statements,” including, for example, information related to UnitedHealth Group, the Company and the proposed acquisition of the Company by UnitedHealth Group. Generally the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “plan,” “project,” “should” and similar expressions identify forward-looking statements, which generally are not historical in nature. Such statements reflect the current analysis of existing information and involve substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: the possibility that various conditions to the consummation of the UnitedHealth Group exchange offer and mergers may not be satisfied or waived, including the receipt of regulatory clearances related to the mergers; uncertainty as to how many Shares will be tendered into the UnitedHealth Group exchange offer; the risk that the UnitedHealth Group exchange offer and mergers will not close within the anticipated time periods, or at all; the failure to complete or receive the anticipated benefits from UnitedHealth Group’s acquisition of the Company; the possibility that the parties may be unable to successfully integrate the Company’s operations into those of UnitedHealth Group; such integration may be more difficult, time-consuming or costly than expected; revenues following the transaction may be lower than expected; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients, suppliers or physicians) may be greater than expected following the transaction; the retention of certain key employees at the Company may not be achieved; the parties may be unable to meet expectations regarding the timing, completion and accounting and tax treatments of the transactions; UnitedHealth Group and the Company are subject to intense competition; factors that affect UnitedHealth Group’s ability to generate sufficient funds to maintain its quarterly dividend payment cycle; the effects of local and national economic, credit and capital market conditions; and the other risks and uncertainties relating to UnitedHealth Group and the Company described in their respective Annual Reports on Form 10-K for the fiscal year ended December 31, 2015, and in their subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, all of which are filed with the U.S. Securities and Exchange Commission (the “SEC”) and available at www.sec.gov.

The Company assumes no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements or information, which speak only as of the date hereof.

Additional Information and Where to Find It

This communication relates to a pending business combination transaction between UnitedHealth Group and the Company. The exchange offer referenced in this communication has not yet commenced. This communication is for informational purposes only and is neither an offer to sell or exchange, nor a solicitation of an offer to buy or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

UnitedHealth Group intends to file a registration statement on Form S-4 related to the transaction with the SEC and may file amendments thereto. UnitedHealth Group and a wholly-owned subsidiary of UnitedHealth Group intend to file a tender offer statement on Schedule TO (including a prospectus/offer to exchange, a related letter of transmittal and other exchange offer documents) related to the transaction with the SEC and may file amendments thereto. The Company intends to file a solicitation/recommendation statement on Schedule 14D-9 with the SEC and may file amendments thereto. The Company and UnitedHealth Group may also file other documents with the SEC regarding the transaction. This communication is not a substitute for any registration statement, Schedule TO, Schedule 14D-9 or any other document which the Company or UnitedHealth Group may file with the SEC in connection with the transaction. Investors and security holders are urged to read the registration statement, the Schedule TO (including the prospectus/offer to exchange, related letter of transmittal and other exchange offer documents), the solicitation/recommendation statement on Schedule 14D-9 and the other relevant materials with respect to the transaction carefully and in their entirety when they become available before making any decision regarding exchanging their shares, because they will contain important information about the transaction. The prospectus/offer to exchange, the related letter of transmittal and certain other exchange offer documents, as well as the solicitation/recommendation statement, will be made available to all holders of Shares at no expense to them. The exchange offer materials and the solicitation/recommendation statement will be made available for free at the SEC’s website at www.sec.gov. Additional copies of the exchange offer materials and the solicitation/recommendation statement may be obtained for free by contacting UnitedHealth Group’s Investor Relations department at (800) 328-5979. Additional copies of the solicitation/recommendation statement may be obtained for free by contacting the Company’s Investor Relations department at 800-768-0094.

In addition to the SEC filings made in connection with the transaction, each of UnitedHealth Group and the Company files annual, quarterly and current reports and other information with the SEC. You may read and copy any reports or other such filed information at the SEC public reference room at 100 F Street, N.E., Washington, D.C.

20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. UnitedHealth Group’s and the Company’s filings with the SEC are also available to the public from commercial document-retrieval services and at the website maintained by the SEC at http://www.sec.gov.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Surgical Care Affiliates, Inc.

Dated: February 14, 2017	By:	/s/ Andrew P. Hayek
Name: Andrew P. Hayek
Title: Chairman, President and Chief Executive Officer